Exhibit 99.2

ICU Medical, Inc. to acquire Smiths Medical division from Smiths Group plc for $2.35 billion in cash and stock plus the assumption of certain liabilities and a stock price performance-based earn-out

The addition of Smiths Medical syringe and ambulatory infusion devices, vascular access, and vital care products into

ICU Medical creates a leading infusion therapy company with a stronger global reach

•	Complementary product portfolios joined to create a leading IV therapy company and simplify customer workflow

•	Addition of logical adjacencies to expand available markets

•	Unites two OUS operating footprints into a scaled global company

•	Creates a leading US-domiciled company to add diversity and resiliency to the medical supply chain

•	Allows for multiple growth vectors through appealing products across hospital, alt site, pharmacy, and home

•	Leverages significant investment into integration and infrastructure created with the Hospira Infusion Systems acquisition

•	Expected to close in H1 2022 subject to customary closing and regulatory approvals

•	Full presentation available for view here

SAN CLEMENTE, CA and LONDON, UK, September 8, 2021. ICU Medical, Inc. (NASDAQ: ICUI) and Smiths Group plc (LSE: SMIN.L “Smiths” or the “Group”) today announced that ICU Medical has committed1 to acquire the Smiths Medical division in a transaction that is superior to the existing proposed sale of Smiths Medical to Trulli Bidco Limited. The Smiths Medical business includes syringe and ambulatory infusion devices, vascular access, and vital care products. When combined with ICU Medical’s existing businesses, the combined companies will be a leading infusion therapy company with estimated pro forma combined revenues of approximately $2.5 billion.

Under the terms of the agreement, Smiths will receive at closing 2.5 million newly issued shares of ICU Medical common stock, currently valued at approximately $500 million, and $1.85 billion in cash along with ICU Medical assuming certain liabilities. Smiths is also eligible to receive a contingent earn-out consideration of $100 million in cash, subject to stock price performance and other considerations. Upon completing the transaction, which the companies expect to occur in the first half of 2022, subject to customary closing conditions including required regulatory approvals, Smiths will own approximately 10 percent of ICU Medical. In addition, at closing, a Smiths designee will be appointed to the ICU Medical board of directors, and so long as Smiths maintains 5% or more of ICU Medical’s common stock, it will have the right to designate one director for election to the company’s board of directors.

“Delivering on our commitment to maximize value, the ICU transaction provides both a higher value for Smiths’ shareholders, as well as further value creation through our 10% holding of the enlarged combined group and a potential $100m additional contingent consideration,” Paul Keel, Chief Executive Officer of Smiths, commented. “We are focused on concluding this superior transaction and on driving Smiths Group forward, delivering on our significant potential as a leading industrial technology group united by shared purpose, business characteristics and a common operating model.”

“The combination of these two businesses makes sense for the medical device marketplace and fits well with ICU Medical’s existing business. By joining two complementary product portfolios to create a leading IV therapy company, we can help simplify customer workflows and add significant value and choice,” explained ICU Medical Chief Executive Officer Vivek Jain. “Together, we will be a scaled global competitor and a US-based medical device company that increases the stability of the medical supply chain and can grow as clinical care models evolve. From an economic perspective, we believe we have presented a well-structured offer that considers the existing offer, minimizes risk, and offers upside to all stakeholders. We look forward to serving more customers as we continue to bring clinical and economic value to the marketplace.”

[1]

ICU Medical and Smiths have entered into a put option agreement pursuant to which, following completion of an information and consultation process with Smiths Medical’ French works council, Smiths has the right to require ICU Medical to enter into a binding share purchase agreement to acquire Smiths Medical on agreed terms. It is a requirement of French employment law that such a process is carried out before Smiths can make a decision to enter into a binding sale and purchase agreement.

ICU Medical Conference Call and Investor Meetings

The company will host a conference call to discuss the Smiths Medical acquisition tomorrow, September 8, 2021, at 8:30 a.m. EDT (5:30 am PDT). The call can be accessed at (877) 407-3982, international (201) 493-6780, conference ID 13723010. The conference call will be simultaneously available by webcast, which can be accessed by going to the company’s website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

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Investor Contacts:
Brian Bonnell, ICU Medical, Inc.	John Mills, ICR, Inc
949-366-2183	646-277-1254
brian.bonnell@icumed.com	John.Mills@icrinc.com

Media Contact:
Tom McCall, ICU Medical, Inc.
949-366-4368
tom.mccall@icumed.com

Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would,”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “intend”, “continue”, “target”, “build”, “expand” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the company’s expectations, goals or intentions regarding the future, including, but not limited to, the proposed transaction, the expected timetable for completing the transaction, benefits and synergies of the combined businesses or the transaction, future opportunities for the company and products and any other statements regarding the company’s and the combined business’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods.

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and the proposed transaction and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the parties’ ability to consummate the transaction, including Smiths’ ability to terminate the transaction under certain conditions; the regulatory approvals required for the transaction not being obtained, or not being obtained on the terms expected or on the anticipated schedule; the other conditions to the completion of the transaction not being obtained; the impact of the ongoing COVID-19 pandemic, decreased demand for the products of the company or Smiths Medical; decreased free cash flow; the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all; changes in product mix; increased competition from competitors; lack of continued growth or improving efficiencies; unexpected changes in the company’s arrangements with its largest customers; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; changes in relevant tax and other laws; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards or on an adjusted basis; the integration of the acquired business by the company being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of the business being difficult; the company’s and the business’s expected or targeted future financial and operating performance and results; the scope, timing and outcome of any ongoing legal proceedings and the impact of any such proceedings on the company’s and the business’s consolidated financial condition, results of operations or cash flows; the company’s and the business’s ability to protect their intellectual property and preserve their intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in economic and financial conditions of the company’s business or the Smiths Medical business; uncertainties and matters beyond the control of management; and the possibility that the company may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate the Smiths Medical business.

For more detailed information on the risks and uncertainties associated with the company’s business activities, see the risks described in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) and in any subsequent filings with the SEC. You can access the company’s Form 10-K and other filings through the SEC website at www.sec.gov, and the company strongly encourages you to do so. The company undertakes no obligation to update any statements herein for revisions or changes after the date of this communication.